Exhibit 99.1

DigitalNet Holdings, Inc. Announces Receipt of Requisite Consents in Its Wholly Owned Subsidiary DigitalNet, Inc.’s Tender Offer and Consent Solicitation for Its 9% Senior Notes Due 2010

Herndon, VA – (Business Wire) – October 6, 2004 – DigitalNet Holdings, Inc. (Nasdaq: DNET) (the “Company”) announced today that in connection with the cash tender offer by its wholly owned subsidiary DigitalNet, Inc. (“DigitalNet”) to purchase any and all of its 9% Senior Notes due 2010 (the “Notes”), DigitalNet has received the requisite consents to eliminate substantially all of the restrictive covenants in the indenture governing the Notes, as detailed in the Offer to Purchase and Consent Solicitation Statement dated September 22, 2004.

As of 5:00 p.m. on October 5, 2004, DigitalNet had received tenders of Notes and deliveries of related consents from holders of approximately 99% of the outstanding Notes.  As a result of obtaining the requisite consents, DigitalNet and the Company will execute a supplemental indenture setting forth the amendments.  The supplemental indenture will provide that the amendments to the indenture will become effective only upon DigitalNet’s acceptance for purchase of the Notes tendered and not validly withdrawn.  As the Consent Payment Deadline of 5:00 p.m. New York City time on October 5, 2004 has passed, Notes tendered may no longer be withdrawn and consents delivered may no longer be revoked.

The tender offer commenced on September 22, 2004.  Closing of the tender offer is subject to the satisfaction of certain conditions, including: (i) the consummation of the acquisition of DigitalNet Holdings, Inc. by BAE Systems North America Inc., as announced on September 11, 2004 and (ii) certain other customary conditions.

Wachovia Securities and Banc of America Securities LLC are the Dealer Managers and Solicitation Agents for the tender offer and consent solicitation.  Questions regarding the terms of the tender offer or consent solicitation should be directed to Wachovia Securities at (704) 715-8341 or toll-free at (866) 309-6316 or Banc of America Securities LLC at (212) 847-5834 or toll-free at (888) 292-0070.  The Depositary and Information Agent is Global Bondholder Services Corporation.  Any questions or requests for assistance or additional copies of documents may be directed to the Information Agent at (212) 430-3774 or toll-free at (866) 470-3800.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer is being made only by reference to the Offer to Purchase and Consent Solicitation Statement and related Letter of Transmittal and Consent dated September 22, 2004.

About DigitalNet Holdings, Inc.:

DigitalNet Holdings, Inc. builds, integrates and manages enterprise network computing solutions that provide government organizations with sustainable strategic business advantages. With more than 30 years of experience, DigitalNet Holdings, Inc. provides Managed Network Services, Information Security Solutions and Application Development Services and Solutions for the U.S. Department of Defense, U.S. Government civilian agencies and the intelligence community. We are focused on adding value to our clients by increasing network reliability, reducing overall network costs, and rapidly migrating mission critical network computing environments to new technologies.  www.digitalnet.com.

Forward Looking Statements

The statements contained in this release which are not historical facts are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. The Company cannot give any assurance that the tender offer and consent solicitation will be consummated.  Factors that could affect whether the tender offer and consent solicitation are completed include, among other things, the satisfaction or waiver of certain conditions, including the consummation of the acquisition of the Company by BAE Systems North America Inc. The merger itself is also subject to the satisfaction or waiver of a number of conditions, including obtaining clearances from U.S. regulatory authorities. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: funding decisions of U.S. Government projects; government contract procurement, option exercise and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain qualified employees; the Company’s ability to identify, execute or effectively integrate future acquisitions, including UTA; the Company’s ability to successfully raise additional capital; changes to the tax laws relating to the treatment and deductibility of goodwill or any change in tax rates; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, revised NASDAQ listing standards, SEC rule changes or other corporate governance issues; material changes in laws or regulations applicable to the Company’s business and other risk factors described in the Company’s 10-K for the year ended December 31, 2003. In addition, the statements in this press release are made as of October 6, 2004. We expect that subsequent events or developments will cause our views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to October 6, 2004.

Investor Relations Contact:
Joe Cormier, DigitalNet Holdings, Inc.
(703) 563-7703
joe.cormier@digitalnet.com